Exhibit 107

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	457(c) and 457(h)	1,000,000 (1) (2)	$50.24 (3)	$50,240,000.00	$0.0001476	$7,415.42
Total Offering Amounts					$50,240,000.00		$7,415.42
Total Fee Offsets							$0.00
Net Fee Due							$7,415.42

(1) Represents shares of common stock, par value $0.01 per share (the “Common Stock”), of Axos Financial, Inc., a Delaware corporation (the “Registrant”), to be issued pursuant to the Axos Financial, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”).

(2) The Plan authorizes the issuance of a maximum of 6,680,000 shares of Common Stock, of which 5,680,000 were previously registered on the Registrant’s registration statements on Form S-8 filed on November 5, 2021 (Registration File No. 333-260815), November 25, 2019 (Registration File No. 333-235228), October 30, 2014 (Registration File No. 333-199691) and May 6, 2005 (Registration File No. 333-124702) (collectively, the “Prior Registration Statements”), respectively. This registration statement on Form S-8 (this “Registration Statement”) registers an additional 1,000,000 shares of Common Stock under the Plan (the “Additional Shares”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except to the extent superseded or modified by the specific information set forth below or the specific exhibits attached hereto.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on as reported on the New York Stock Exchange on March 5, 2024.
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Type of Filing	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources